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                                                                     Exhibit 4.7



                                  FBO Air, Inc.
                              9087 East Charter Oak
                              Scottsdale, AS 85260


                                                                    May 24, 2005


Laidlaw & Company (UK) Ltd.
90 Park Avenue, 39th Floor
New York, NY 10016


Dear Sirs and Madams:

      WHEREAS, Laidlaw & Company (UK) Ltd. ("Laidlaw") acted as the non-exclusive placement agent for FBO Air, Inc. (the "Company") in the Company's private placement (the "Offering") pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and, as part of its compensation, Laidlaw received warrants (the "Agent's Warrants") to purchase an aggregate of 1,295,882 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Common Stock");

      WHEREAS, the investors in the offering (the "Purchasers") received certain registration rights under the Securities Act with respect to their shares of the Common Stock issuable upon the conversion or exercise by the Purchasers of the securities they purchased in the Offering, which registration rights and the related obligations of the Company and the Purchasers are set forth in a Registration Rights Agreement dated as of March 31, 2005 (the "Registration Rights Agreement"), a copy of which Registration Rights Agreement being attached hereto as Exhibit A; and

      WHEREAS, Laidlaw desires to have the same registration rights with respect to the Shares as the Purchasers have, pursuant to the Registration Rights Agreement, with respect to the shares of the Common Stock to be issued to the Purchasers, and the Company has agreed to grant to Laidlaw such rights;

      NOW, THEREFORE, in consideration of the premises, Laidlaw and the Company hereby agree as follows:

      1. Laidlaw shall have, with respect to the Shares, all of the rights pursuant to the Registration Rights Agreement as if Laidlaw were a Purchaser, including, without limitation, (a) the right to include the Shares in the Mandatory Registration as provided in
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Section 2(a) of the Registration Rights Agreement, (b) the right to liquidated damages as provided in Sections 2(b) and (c) of the Registration Rights Agreement, (c) the piggyback registration rights as provided in Section 2(d) of the Registration Rights Agreement and (d) the right to be indemnified by the Company as provided in Section 5(a) of the Registration Rights Agreement.

      2. Laidlaw agrees to comply with all obligations which a Purchaser has pursuant to the Registration Rights Agreement, including, without limitation,
(a) to furnish the Company with all information required of a Purchaser pursuant to the Registration Rights Agreement and (b) to indemnify the Company as provided in Section 5(b) of the Registration Rights Agreement

      3. The Company acknowledges Laidlaw's advice that Laidlaw will transfer to its designees (the "Laidlaw Designees") certain of the Agent's Warrants to purchase an aggregate of 1,295,882 shares of the Shares and the Company agrees to such transfers upon three conditions: (a) each transfer shall only be made pursuant to an exemption from the registration requirements of the Securities Act; (b) each Laidlaw Designee shall comply with the obligations of a Purchaser pursuant to the Registration Rights Agreement; and (c) Laidlaw shall act as the agent for itself and the Laidlaw Designees pursuant to the Registration Rights Agreement, so that, for example, the Company shall only be required to send notices thereunder to Laidlaw and not to each Laidlaw Designee.


      If the foregoing evidences your understanding of our agreement, please execute a copy of this letter in the place provided below and return to the undersigned.


                                          Very truly yours, FBO AIR, INC.

                                          By   /s/ Ronald J. Ricciardi
                                               -----------------------
                                          Name:    Ronald J. Ricciardi
                                          Title:   President and Chief
                                                   Executive Officer


ACCEPTED AND AGREED TO
AS OF THE DATE AFORESAID
LAIDLAW & COMPANY (UK) LTD

By      /s/ Robert Bonaventura
        ----------------------
Name:   Robert Bonaventura
Title:  President